EXHIBIT 4.14
AMENDMENT NO. 12 TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT dated as of September 29, 2006, by and among the financial institutions whose signatures appear below (individually a “Bank,” collectively the “Banks”), Comerica Bank, as Administrative Agent for the Banks (in such capacity, “Agent”), and Olympic Steel, Inc., an Ohio corporation (the “Company”).
     RECITALS:
     A. Company, Agent and Comerica Bank, Fifth Third Bank, LaSalle Bank Midwest National Association (fka Standard Federal Bank N.A.), Bank of America, N.A., (as assignee of Banc of America Leasing & Capital, LLC, successor to Fleet Capital Corporation) and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended (“Credit Agreement”).
     B. Recently, Company acquired three (3) new Subsidiaries: Oly Steel NC, Inc., Tinsley Group-PS&W, Inc. and G.S.P., LLC.
     C. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.
     NOW THEREFORE, the parties agree as follows:
     1. The definition of “Revolving Credit Aggregate Commitment” set forth in Section 1.1 of the Credit Agreement is amended to read as follows:
“Revolving Credit Aggregate Commitment” shall mean (i) from September 26, 2006 through March 30, 2007, One Hundred Thirty Million Dollars ($130,000,000) and (ii) commencing March 31, 2007 and thereafter, One Hundred Ten Million Dollars ($110,000,000), in either case, subject to any increase in the Revolving Credit Aggregate Commitment pursuant to Section 2.17 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase, and subject to reduction or termination under Section 2.13, 2.14 or 9.2 hereof.”
     2. On March 31, 2007, Company shall repay the indebtedness outstanding under the Revolving Credit Notes to the extent such indebtedness exceeds One Hundred Ten Million Dollars ($110,000,000).
     3. Each Bank’s Revolving Credit Percentage and allocation of the Revolving Credit are as set forth in Schedule 1.2, which was last amended in Amendment No. 9 to Amended and Restated Credit Agreement dated March 431, 2005 among Agent, Banks and Company.
     4. Schedules 5.2, 5.3(b), 5.3(c), 5.3(e), 6.16, 6.19 and 6.24 to the Credit Agreement are replaced with the Schedules attached hereto.
     5. The requirements set forth in Sections 7.17(a) and 7.17(c) of the Credit Agreement shall not apply to G.S.P., LLC, a wholly-owned Subsidiary of Company, it being the agreement of the Banks, the Agent and the Company that G.S.P., LLC shall not be a guarantor of the Obligations and that the assets of G.S.P., LLC shall not be pledged as collateral security for the Obligations. Company shall, within sixty (60) days of this Amendment, comply with the provisions of Section 7.17 (c) with respect to any real property owned or leased by Oly Steel NC, Inc. or Tinsley Group-PS&W, Inc., including without limitation, the real property commonly known as 3031 Hamp Stone Road, Siler City, North Carolina 27344.
     6. Company shall, within thirty (30) days of this Amendment, deliver to Agent opinions of counsel to the Loan Parties, covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.
     7. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.
     8. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through 6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and (d) no Default or Event of Default has occurred and is continuing as of the date hereof.
     9. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.
     10. This Amendment may be signed in counterparts.
     11. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions:
          (a) Agent shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company, the Agent, the Banks, and the Guarantors and originals of the Loan Documents identified on the Closing Agenda annexed hereto duly executed by the parties thereto and, where applicable, in recordable form.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,		OLYMPIC STEEL, INC.
as Agent

By:		By:
John E. Spidel
Its:	Vice President	Its:

SWING LINE BANK:		COMERICA BANK

By:

John E. Spidel
		Its:	Vice President

ISSUING BANK:		COMERICA BANK

By:

John E. Spidel
		Its:	Vice President

BANKS:	COMERICA BANK

By:

John E. Spidel
	Its:	Vice President

LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:

Its:

FIFTH THIRD BANK

By:

Its:

BANK OF AMERICA, N.A.

By:

Its:

KEYBANK NATIONAL ASSOCIATION

By:

Its:

Acknowledged by the undersigned Guarantors as of September 29, 2006.

GUARANTORS:

OLYMPIC STEEL LAFAYETTE, INC.

By:

Its:

OLYMPIC STEEL MINNEAPOLIS, INC.

By:

Its:

OLYMPIC STEEL IOWA, INC.

By:

Its:

OLY STEEL WELDING, INC.

By:

Its:

OLYMPIC STEEL RECEIVABLES, L.L.C.

By:

Its: